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                                                                     EXHIBIT 5.1



                         SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW

   Telephone                SUITE 3100, PROMENADE II                     WEBSITE
(404) 815-3500             1230 PEACHTREE STREET, N.E.            WWW.SGRLAW.COM
   facsimile               ATLANTA, GEORGIA 30309-3592
(404) 815-3509

                                    --------

                                ESTABLISHED 1893



                                  July 26, 2001

      Board of Directors
      Haverty Furniture Companies, Inc.
      866 West Peachtree Street, N.W.
      Atlanta, Georgia 30308

                        RE:      Haverty Furniture Companies, Inc.
                                 Registration Statement on Form S-8
                                 2,000,000 Shares of Common Stock
                                 1998 Stock Option Plan

      Gentlemen:

      We have acted as counsel for Haverty Furniture Companies, Inc. (the "Company") in connection with the registration of 2,000,000 additional shares of its $1.00 par value Common Stock (the "Additional Shares") reserved to the Company's 1998 Stock Option Plan, as amended (the "Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Additional Shares.

      In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Maryland;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         (4) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").


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Board of Directors
Haverty Furniture Companies, Inc.
July 26, 2001
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Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Additional Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                           Sincerely,

                           SMITH, GAMBRELL & RUSSELL, LLP


                           /s/ Terry Ferraro Schwartz
                           -------------------------------------------------
                           Terry Ferraro Schwartz